Exhibit 99.1

International Headquarters

2150 St. Elzéar Blvd. West

Laval, Quebec H7L 4A8

Phone: 514.744.6792

Fax: 514.744.6272

Investor Contact:	Media Contact:
Arthur Shannon	Lainie Keller
arthur.shannon@valeant.com	lainie.keller@valeant.com
(514) 856-3855	(908) 927-0617
(877) 281-6642 (toll free)

VALEANT ANNOUNCES CLOSING OF AMENDED AND RESTATED CREDIT AGREEMENT TRANSACTION AND SENIOR NOTES OFFERING, AS WELL AS REDEMPTION OF EXISTING SENIOR NOTES

LAVAL, Quebec, June 1, 2018 – Valeant Pharmaceuticals International, Inc. (NYSE/TSX: VRX) (“Valeant” or the “Company”) today announced that it has entered into a Fourth Amended & Restated Credit and Guaranty Agreement (the “New Credit Agreement”) effectuating a full refinancing of its secured revolving and term loan credit facilities and closed the previously announced offering of 8.500% Senior Notes due 2027 by Valeant Pharmaceuticals International (“VPI”), a wholly owned indirect subsidiary of Valeant. Valeant also announced that on July 2, 2018, it will redeem the remaining $691 million aggregate principal amount of its outstanding 5.375% Senior Notes due 2020 (the “5.375% Notes”) and that VPI will redeem the remaining $146 million aggregate principal amount of its outstanding 6.375% Senior Notes due 2020 (the “6.375% Notes”), the remaining $578 million aggregate principal amount of its outstanding 6.750% Senior Notes due 2021 (the “6.750% Notes”) and the entire $550 million aggregate principal amount of its outstanding 7.250% Senior Notes due 2022 (the “7.250% Notes” and together with the 5.375% Notes, the 6.375% Notes and the 6.750% Notes, the “Notes”), using a portion of the net proceeds from new term loans and the 8.500% Senior Notes due 2027, along with cash on hand. Valeant and VPI issued today irrevocable notices of redemption for each series of the Notes. Valeant and VPI deposited sufficient funds with The Bank of New York Mellon Trust Company, N.A., as trustee under the indentures governing the Notes, to redeem the Notes at the aggregate redemption price for the Notes and the indentures governing the Notes were discharged.

On June 1, 2018, a copy of the irrevocable notice of redemption with respect to each series of the Notes was issued to the record holders of each series of such Notes. Payment of the redemption price and surrender of the Notes for redemption will be made through the facilities of the Depository Trust Company in accordance with the applicable procedures of the Depository Trust Company. The name and address of the paying agent are as follows: The Bank of New York Mellon Trust Company, N.A., c/o The Bank of New York Mellon Trust Company, N.A.; 111 Sanders Creek Parkway, East Syracuse, N.Y. 13057; Attn: Redemption Unit; Tel: 800-254-2826.

About Valeant

Valeant Pharmaceuticals International, Inc. (NYSE/TSX: VRX) is a global company whose mission is to improve people’s lives with our health care products. We develop, manufacture and market a range of pharmaceutical, medical device and over-the-counter products, primarily in the therapeutic areas of eye health, gastroenterology and dermatology. We are delivering on our commitments as we build an innovative company dedicated to advancing global health.

Forward-Looking Statements

This news release may contain forward-looking statements, including, but not limited to, the redemption of the Notes. Forward-looking statements may generally be identified by the use of the words “anticipates,” “expects,” “intends,” “plans,” “should,” “could,” “would,” “may,” “will,” “believes,” “estimates,” “potential,” “target,” or “continue” and variations or similar expressions. These statements are based upon the current expectations and beliefs of management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, but are not limited to, risks and uncertainties discussed in the Company’s most recent annual and quarterly reports and detailed from time to time in Valeant’s other filings with the Securities and Exchange Commission and the Canadian Securities Administrators, which factors are incorporated herein by reference. Readers are cautioned not to place undue reliance on any of these forward-looking statements. These forward-looking statements speak only as of the date hereof. Valeant undertakes no obligation to update any of these forward-looking statements to reflect events or circumstances after the date of this news release or to reflect actual outcomes, unless required by law.

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